Sub-Item 77I

Effective January 31, 2017, the Gabelli NextShares Trust (the "Trust") commenced offering Gabelli Food of All Nations NextShares ("Shares"). The terms of the Shares for the Fund are described in Rule 497 filing to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on January 31, 2017 (Accession No. 0001133228-17-000395). The Registrant's Amended and Restated Agreement and Declaration of Trust dated August 16, 2016, which established the Shares for the Fund, is incorporated herein by reference to
Exhibit 28(a) to Pre-Effective Amendment No.1 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 17, 2016 (Accession No. 0001133228-16-013809 ).